EXHBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 19, 1998 on our audit of the financial statements of Motorcar Parts & Accessories, Inc. for the year ended March 31, 1998 included in the annual report on Form 10-K for the year then ended.


/s/ Richard A. Eisner & Company, LLP
-------------------------------
    Richard A. Eisner & Company, LLP


New York, New York
January 11, 1999